SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 8, 2003

CAPSTONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-62588	66-0349372
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

6966 Coach Lamp Drive

Chilliwack, BC Canada V2R 2X6

(Address of principal executive offices)

(604) 791-1979

(Issuer's Telephone Number)

Item 5. Other Events

Forward Split

On April 23, 2003, the Board of Directors approved a five for one forward split of the issued and outstanding common stock. Effective date of the forward split is May 6, 2003, for shareholders of record as of May 2, 2003.

New Director

Effective May 6, 2003, Kevin Murphy has been appointed a position as a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE INTERNATIONAL, INC.

/s/ Darryl Mills

Darryl Mills, President

Dated: May 8, 2003